Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:	R. Jordan Gates Bradley S. Powell
President and Chief Operating Officer        Senior Vice President and Chief Financial Officer
(206) 674-3427     (206) 674-3412

FOR IMMEDIATE RELEASE
EXPEDITORS REPORTS FOURTH QUARTER 2013 EPS OF $.41 PER SHARE 1

SEATTLE, WASHINGTON - February 25, 2014, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings attributable to shareholders of $83,496,000 for the fourth quarter of 2013, as compared with $84,208,000 for the same quarter of 2012, a decrease of (1)%. Net revenues2 for the fourth quarter of 2013 increased 4% to $478,072,000 as compared with $461,510,000 reported for the fourth quarter of 2012. Total revenues and operating income were $1,625,859,000 and $133,663,000 in 2013, as compared with $1,535,729,000 and $128,025,000 for the same quarter of 2012, increases of 6% and 4%, respectively. Diluted net earnings attributable to shareholders per share for the fourth quarter were $.41, as compared with $.40 for the same quarter in 2012, an increase of 2%.

For the year ended December 31, 2013, net earnings attributable to shareholders was $348,526,000, as compared with $333,360,000 in 2012, an increase of 5%. Net revenues for the year increased to $1,882,853,000 from $1,835,370,000 for 2012, up 3%. Total revenues and operating income for the year were $6,080,257,000 and $552,073,000 in 2013, as compared with $5,992,215,000 and $530,798,000 for the same period in 2012, increases of 1% and 4%, respectively. Diluted net earnings attributable to shareholders per share for the year ended December 31, 2013 were $1.68, as compared with $1.57 for the same period of 2012, an increase of 7%.

“Our 2013 fourth quarter showed steady growth in airfreight and ocean freight services, both in revenue and in volumes, said Peter J. Rose, Chairman and Chief Executive Officer. “Airfreight volumes rose 5% while ocean freight volumes were up nearly 16%, as compared with the fourth quarter 2012. Airfreight pricing remained remarkably consistent with the 2012 fourth quarter while pricing in the ocean freight market continued to be weak and somewhat volatile, reflecting the underlying economic challenges that faced ocean freight carriers caused primarily by overcapacity concerns. We also saw the impact of these volume increases spill over into customs brokerage and other services. While it is increasingly acknowledged that the state of the global economy is still not nearly as robust as government, economic and financial pundits would all have us believe, we’ve still found ways to grow profitably while remaining true to the fundamental principles which have been the catalyst for developing this company that had 6 offices and 20 people in 1981 into the $6 billion, nearly 14,000 person, Fortune 500 company it is today,” Rose went on to say.

“The Greek philosopher Heraclitus, 2,500 years ago, coined the phrase, 'Change is the only constant in life.' While the subject of change is currently very topical at Expeditors, the irony of this statement, is that we’ve always believed change can only be effectively managed from a touchstone of constancy. Reflecting back on my career at Expeditors, particularly the last 25 years that I've been privileged to serve as CEO, I am amazed at the changes that have occurred in the world in general and in our industry in specific. We’ve always embraced those things that must change, like technology, customer expectations, regulatory requirements etc., while at the same time reinforcing the specific things that must never change, like our culture, our values and our commitment to exceptional customer service,” Rose continued. “We have the best people, we have great customers and we'll soon have an outstanding new CEO who will be backed by an experienced and vibrant leadership team. What we do to serve our customers will continuously evolve. Our commitment to our customers, to our values and to each other, must never change. For a quarter of a century, it’s been a pleasure and an honor to lead the superb group of people who make up this great company. I’ll miss every aspect of being CEO…even, believe it or not, the good natured (at least from our perspective) sparring with the analysts. I’ll close by saying a heart-felt thank you to everyone who has contributed to making Expeditors what it is today. I’ll also thank in advance those who will assist me in my transition to being 'just' the Chairman of the Board and in supporting Jeff Musser as he becomes our new CEO,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 185 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, domestic time-definite transportation services, purchase order management, warehousing and distribution and customized logistics solutions.

________________________
1 Diluted earnings attributable to shareholders per share.
2 Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
4th Quarter 2013 Earnings Release, February 25, 2014

Financial Highlights for the Three months and Years ended December 31, 2013 and 2012 (Unaudited)
(in 000's of US dollars except share data)

	Three months ended December 31,			Years ended December 31,
	2013	2012	% Increase (Decrease)	2013	2012	% Increase
Revenues	$1,625,859	$1,535,729	6%	$6,080,257	$5,992,215	1%
Net revenues	$478,072	$461,510	4%	$1,882,853	$1,835,370	3%
Operating income[3,4]	$133,663	$128,025	4%	$552,073	$530,798	4%
Net earnings attributable to shareholders	$83,496	$84,208	(1)%	$348,526	$333,360	5%
Diluted earnings attributable to shareholders	$.41	$.40	2%	$1.68	$1.57	7%
Basic earnings attributable to shareholders	$.41	$.41	—%	$1.69	$1.58	7%
Diluted weighted average shares outstanding	205,526,229	208,963,216		206,895,473	211,935,171
Basic weighted average shares outstanding	204,558,152	207,766,619		205,994,656	210,422,945
_______________________
3In the fourth quarter of 2013 the Company recorded $8 million of additional Salary and related costs related to the retirement bonus of Peter J. Rose, the Company’s Chairman and Chief Executive Officer, whose retirement was announced on October 7, 2013.
4In the fourth quarter of 2012, the Company recorded approximately $8.4 million in Other operating expenses related to certain foreign indirect withholding taxes that were determined to be non-creditable and approximately $3 million of Rent and occupancy costs associated with a decision not to continue the pursuit of certain real estate projects that had been recorded under construction in process.

	Employee headcount as of December 31,
	2013	2012
North America	4,860	4,726
Asia Pacific	3,952	3,914
Europe and Africa	2,277	2,332
Middle East	1,222	1,236
South America	685	672
Information Systems	630	600
Corporate	295	248
Total	13,921	13,728

	Year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2013
October	6%	15%
November	11%	17%
December	(3)%	16%
Quarter	5%	16%

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on ongoing price volatility overcapacity and volumes in the ocean markets, positive trends in air tonnage and ocean volumes, ability to maintain or grow market share, strength of the global economy, and ability to effectively manage change, including transition to a new CEO. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, foreign exchange rates, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$1,247,652	$1,260,842
Short-term investments	26,337	139
Accounts receivable, net	1,073,500	1,031,376
Deferred Federal and state income taxes	18,396	12,102
Other current assets	49,384	53,140
Total current assets	2,415,269	2,357,599
Property and equipment, net	563,064	556,204
Goodwill	7,927	7,927
Other assets, net	28,552	32,395
	$3,014,812	$2,954,125
Liabilities and Equity
Current Liabilities:
Accounts payable	$648,156	$641,593
Accrued expenses, primarily salaries and related costs	200,301	178,995
Federal, state and foreign income taxes	21,743	21,970
Total current liabilities	870,200	842,558
Deferred Federal and state income taxes	58,281	78,997
Commitments and contingencies
Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share; issued and outstanding 202,553,220 shares at December 31, 2013 and 206,392,013 shares at December 31, 2012	2,025	2,064
Additional paid-in capital	1,647	1,283
Retained earnings	2,087,376	2,018,618
Accumulated other comprehensive (loss) income	(6,265)	5,734
Total shareholders’ equity	2,084,783	2,027,699
Noncontrolling interest	1,548	4,871
Total equity	2,086,331	2,032,570
	$3,014,812	$2,954,125

February 25, 2014	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Airfreight services	$742,371	$700,785	$2,633,830	$2,600,916
Ocean freight and ocean services	495,552	472,307	1,958,231	1,974,891
Customs brokerage and other services	387,936	362,637	1,488,196	1,416,408
Total revenues	1,625,859	1,535,729	6,080,257	5,992,215
Operating Expenses:
Airfreight services	579,740	546,395	1,994,374	1,983,696
Ocean freight and ocean services	386,041	364,251	1,521,340	1,542,170
Customs brokerage and other services	182,006	163,573	681,690	630,979
Salaries and related costs	267,002	246,096	1,032,601	995,052
Rent and occupancy costs	24,990	27,343	98,437	98,580
Depreciation and amortization	12,490	10,695	48,071	39,940
Selling and promotion	9,352	8,814	33,243	34,184
Other	30,575	40,537	118,428	136,816
Total operating expenses	1,492,196	1,407,704	5,528,184	5,461,417
Operating income	133,663	128,025	552,073	530,798

Interest income	2,530	3,522	11,810	12,763
Other, net	1,645	1,845	8,713	6,832
Other income, net	4,175	5,367	20,523	19,595
Earnings before income taxes	137,838	133,392	572,596	550,393
Income tax expense	53,829	49,893	222,585	217,424
Net earnings	84,009	83,499	350,011	332,969
Less net earnings (losses) attributable to the noncontrolling interest	513	(709)	1,485	(391)
Net earnings attributable to shareholders	$83,496	$84,208	$348,526	$333,360
Diluted earnings attributable to shareholders per share	$.41	$.40	$1.68	$1.57
Basic earnings attributable to shareholders per share	$.41	$.41	$1.69	$1.58
Dividends declared and paid per common share	$.30	$.28	$.60	$.56
Weighted average diluted shares outstanding	205,526,229	208,963,216	206,895,473	211,935,171
Weighted average basic shares outstanding	204,558,152	207,766,619	205,994,656	210,422,945

February 25, 2014	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating Activities:
Net earnings	$84,009	$83,499	$350,011	$332,969
Adjustments to reconcile net earnings to net cash from operating activities:
(Recoveries) provision for losses on accounts receivable	(421)	302	2,116	(90)
Deferred income tax (benefit) expense	(730)	7,309	(20,975)	11,639
Excess tax benefits from stock plans	(656)	(1,110)	(2,339)	(5,401)
Stock compensation expense	10,753	11,212	43,813	44,058
Depreciation and amortization	12,490	10,695	48,071	39,940
Other	208	3,181	844	4,864
Changes in operating assets and liabilities:
Increase in accounts receivable	(50,093)	(16,044)	(64,575)	(89,856)
Decrease (increase) in other current assets	3,263	3,566	(2,015)	(63)
Increase (decrease) in accounts payable and accrued expenses	9,335	(30,341)	44,150	30,625
(Decrease) in income taxes payable, net	(6,205)	(11,520)	8,435	1,441
Net cash from operating activities	61,953	60,749	407,536	370,126
Investing Activities:
Decrease (increase) in short-term investments, net	73,489	131	(26,201)	342
Purchase of property and equipment	(10,720)	(10,554)	(53,411)	(47,626)
Other	1,680	15	2,806	290
Net cash from investing activities	64,449	(10,408)	(76,806)	(46,994)
Financing Activities:
Proceeds from issuance of common stock	7,660	7,510	59,752	52,511
Repurchases of common stock	(136,730)	(108,921)	(261,936)	(302,414)
Excess tax benefits from stock plans	656	1,110	2,339	5,401
Dividends paid	(61,393)	(57,905)	(123,292)	(117,263)
Purchase of noncontrolling interest	—	—	(7,730)	—
Distribution to noncontrolling interest	—	(105)	(1,161)	(1,282)
Net cash from financing activities	(189,807)	(158,311)	(332,028)	(363,047)
Effect of exchange rate changes on cash and cash equivalents	727	1,170	(11,892)	6,401
Decrease in cash and cash equivalents	(62,678)	(106,800)	(13,190)	(33,514)
Cash and cash equivalents at beginning of period	1,310,330	1,367,642	1,260,842	1,294,356
Cash and cash equivalents at end of period	$1,247,652	$1,260,842	$1,247,652	$1,260,842
Taxes paid:
Income taxes	$61,169	$52,168	$235,368	$207,174

February 25, 2014	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands) (Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	ASIA PACIFIC	EUROPE and AFRICA	MIDDLE EAST and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended December 31, 2013:
Revenues from unaffiliated customers	$394,835	54,651	22,629	844,148	229,823	79,773	—	1,625,859
Transfers between geographic areas	24,262	3,067	5,578	12,388	10,036	4,478	(59,809)	—
Total revenues	$419,097	57,718	28,207	856,536	239,859	84,251	(59,809)	1,625,859
Net revenues	$197,560	27,388	15,918	139,239	73,387	24,580	—	478,072
Operating income	$34,509	12,201	1,727	59,682	17,506	8,038	—	133,663
Identifiable assets	$1,582,557	104,735	58,027	669,040	445,722	148,626	6,105	3,014,812
Capital expenditures	$6,503	336	459	2,404	684	334	—	10,720
Depreciation and amortization	$7,928	267	221	2,106	1,531	437	—	12,490
Equity	$1,330,262	72,772	29,590	408,824	196,087	83,174	(34,378)	2,086,331
Three months ended December 31, 2012:
Revenues from unaffiliated customers	$381,638	51,557	20,887	800,835	210,352	70,460	—	1,535,729
Transfers between geographic areas	25,386	2,868	4,770	11,035	10,097	4,300	(58,456)	—
Total revenues	$407,024	54,425	25,657	811,870	220,449	74,760	(58,456)	1,535,729
Net revenues	$188,796	25,029	14,258	136,528	73,514	23,385	—	461,510
Operating income	$28,201	11,045	4,237	57,933	18,804	7,805	—	128,025
Identifiable assets	$1,459,425	92,075	48,995	776,902	428,053	147,871	804	2,954,125
Capital expenditures	$7,412	281	241	1,452	794	374	—	10,554
Depreciation and amortization	$6,358	200	229	1,850	1,605	453	—	10,695
Equity	$1,197,239	58,071	29,504	538,710	167,752	74,950	(33,656)	2,032,570

Twelve months ended December 31, 2013:
Revenues from unaffiliated customers	$1,561,468	215,968	86,050	3,065,412	850,863	300,496	—	6,080,257
Transfers between geographic areas	89,570	11,038	21,711	46,704	37,463	17,837	(224,323)	—
Total revenues	$1,651,038	227,006	107,761	3,112,116	888,326	318,333	(224,323)	6,080,257
Net revenues	$770,519	102,864	61,478	563,705	286,018	98,269	—	1,882,853
Operating income	$195,799	35,224	15,734	225,322	52,939	27,055	—	552,073
Identifiable assets	$1,582,557	104,735	58,027	669,040	445,722	148,626	6,105	3,014,812
Capital expenditures	$28,699	1,870	1,010	17,262	3,148	1,422	—	53,411
Depreciation and amortization	$29,569	882	901	8,420	6,244	2,055	—	48,071
Equity	$1,330,262	72,772	29,590	408,824	196,087	83,174	(34,378)	2,086,331
Twelve months ended December 31, 2012:
Revenues from unaffiliated customers	$1,529,917	201,521	82,337	3,074,737	817,408	286,295	—	5,992,215
Transfers between geographic areas	94,521	10,476	18,780	43,721	38,791	18,128	(224,417)	—
Total revenues	$1,624,438	211,997	101,117	3,118,458	856,199	304,423	(224,417)	5,992,215
Net revenues	$748,320	95,798	57,795	551,361	286,745	95,351	—	1,835,370
Operating income	$179,015	32,385	17,356	216,559	59,314	26,169	—	530,798
Identifiable assets	$1,459,425	92,075	48,995	776,902	428,053	147,871	804	2,954,125
Capital expenditures	$28,088	832	1,301	11,275	4,323	1,807	—	47,626
Depreciation and amortization	$23,678	756	873	6,810	5,994	1,829	—	39,940
Equity	$1,197,239	58,071	29,504	538,710	167,752	74,950	(33,656)	2,032,570

February 25, 2014	Expeditors International of Washington, Inc.	Page 6 of 7

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator include the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenue is one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended		Twelve months ended
	December 31,		December 31,
(in thousands)	2013	2012	2013	2012
Total revenues	$1,625,859	$1,535,729	$6,080,257	$5,992,215
Expenses:
Airfreight services	579,740	546,395	1,994,374	1,983,696
Ocean freight and ocean services	386,041	364,251	1,521,340	1,542,170
Customs brokerage and other services	182,006	163,573	681,690	630,979
Net revenues	$478,072	$461,510	$1,882,853	$1,835,370

February 25, 2014	Expeditors International of Washington, Inc.	Page 7 of 7